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                                                                    Exhibit 23.2

                         Consent of Independent Auditors






The Board of Directors
First Federal Savings Bank of Siouxland:

We consent to the use of our reports included in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and in the Application for Conversion on Form AC to be filed with the Office of Thrift Supervision and to the reference to our firm under the headings "Consolidated Statements of Operations," "Taxation - Tax Aspects," and "Experts" in the Prospectus.




/s/ KPMG Peat Marwick LLP
-------------------------
Des Moines, Iowa
January 21, 1999